    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 16, 1995

                                                     REGISTRATION NO. 33-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         WASHINGTON NATURAL GAS COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               Washington                                     91-1005303
     (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

                            ------------------------

                  815 Mercer Street, Seattle, Washington 98109
                            Telephone (206) 622-6767
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

          JAMES P. TORGERSON                         MARION V. LARSON
  Senior Vice President -- Finance,            RIDDELL, WILLIAMS, BULLITT &
       Planning and Development                         WALKINSHAW
    WASHINGTON NATURAL GAS COMPANY               1001 Fourth Avenue Plaza
          815 Mercer Street                     Seattle, Washington 98154
      Seattle, Washington 98109                 Telephone: (206) 624-3600
      Telephone: (206) 622-6767

                  (NAMES AND ADDRESSES OF AGENTS FOR SERVICE)

                            ------------------------

                                   Copies to:
                               DONALD R. CRAWSHAW
                              SULLIVAN & CROMWELL
                                125 Broad Street
                            New York, New York 10004

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AS
              DETERMINED BY MARKET CONDITIONS AND OTHER FACTORS.

                            ------------------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
                                                                      PROPOSED
                                                      PROPOSED        MAXIMUM
                                                      MAXIMUM        AGGREGATE
      TITLE OF EACH CLASS OF         AMOUNT TO     OFFERING PRICE     OFFERING       AMOUNT OF
   SECURITIES TO BE REGISTERED     BE REGISTERED    PER UNIT(1)       PRICE(1)    REGISTRATION FEE
--------------------------------------------------------------------------------------------------
First Mortgage Bonds..............   $150,000,000       100%        $150,000,000      $51,725
--------------------------------------------------------------------------------------------------


(1) Estimated pursuant to Rule 457(a) solely for the purpose of calculating the registration fee.
                            ------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

               SUBJECT TO COMPLETION, DATED                , 1995

                                  $150,000,000

                         WASHINGTON NATURAL GAS COMPANY
                      SECURED MEDIUM-TERM NOTES, SERIES C
                       (A SERIES OF FIRST MORTGAGE BONDS)

                           DUE AT VARYING MATURITIES
                             ----------------------

    Washington Natural Gas Company may from time to time offer a new series of its first mortgage bonds, designated as Secured Medium-Term Notes, Series C, in an aggregate principal amount of up to $150,000,000, as described herein. The Notes will be offered at varying maturities and may be subject to redemption at the option of the Company prior to maturity. Each Note will bear interest at a fixed rate to be determined by the Company at or prior to the sale thereof. The aggregate principal amount, issue price, interest rate, maturity date, and optional redemption provisions for each Note will be established at the time of issuance of such Note and will be set forth therein and in a pricing supplement (a "Pricing Supplement") to this Prospectus. See "Description of First Mortgage Bonds, Secured Medium-Term Notes, Series C".

    Each Note will be issued as either a Book-Entry Note or a Certificated Note, as set forth in the applicable Pricing Supplement. Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary (with respect to its participants) or by such participants or persons that hold interests through such participants (with respect to persons other than the Depositary's participants). Holders of Book-Entry Notes will not be entitled to Certificated Notes except under the limited circumstances described herein. See "Description of First Mortgage Bonds, Secured Medium-Term Notes, Series C -- Book-Entry Notes".

    Unless otherwise specified in a Pricing Supplement, the authorized denominations of Notes will be $100,000 and any amount in excess thereof which is an integral multiple of $1,000.

    Interest on each Note will accrue from its date of issuance and will be payable semi-annually on each December 15 and June 15, and at maturity or upon earlier redemption.
                             ----------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
      THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
       PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ----------------------

                                      PRICE TO                 AGENTS'                     PROCEEDS TO THE
                                      PUBLIC(1)             COMMISSION(2)                   COMPANY(2)(3)
                                      ---------            --------------                  ---------------
Per Note........................         100%              .125%-1.000%                   99.000%-99.875%
Total...........................     $150,000,000       $187,500-$1,500,000          $148,500,000-$149,812,500

---------------

(1) The Notes will be sold at 100% of their principal amount except as may be provided in a Pricing Supplement hereto.

(2) The Company will pay to Goldman, Sachs & Co.; Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated; or Smith Barney Inc. (each, an "Agent" and collectively, the "Agents"), a commission in the form of a discount, ranging from .125% to 1.000% of the principal amount of any Note sold through such Agent, depending upon the maturity of the Note. The Company may also sell the Notes to any Agent for its own account or for resale to one or more investors or other purchasers at varying prices relating to prevailing market prices at the time of resale, as determined by such Agent. See "Plan of Distribution of the Notes".

(3) Before deducting other expenses payable by the Company, estimated to be $360,000 (including reimbursement of certain of the Agents' expenses). The Company has agreed to indemnify each Agent against certain liabilities, including liabilities under the Securities Act of 1933.
                            ------------------------

    The Notes are being offered on a continuous basis by the Company through the Agents, each of whom has agreed to use its reasonable efforts to solicit offers to purchase such Notes. In addition, the Notes may be sold to any Agent, as principal, for resale to investors or other purchasers. The Notes will not be listed on any securities exchange, and there can be no assurance that all or any portion of the Notes offered hereby will be sold or that there will be a secondary market for any of the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or the Agent who solicits any offer may reject such offer in whole or in part. See "Plan of Distribution of the Notes".

GOLDMAN, SACHS & CO.

                              MERRILL LYNCH & CO.

                                                               SMITH BARNEY INC.
                             ----------------------
                The date of this Prospectus is August   , 1995.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus or any Pricing Supplement and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus and any Pricing Supplement do not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

                            ------------------------

                             AVAILABLE INFORMATION

     Washington Natural Gas Company (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information on file can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C.; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois; and 7 World Trade Center, Suite 1300, New York, New York. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

                            ------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed with the Commission pursuant to the Exchange Act by the Company (File No. 001-11271), are hereby incorporated herein by reference as of their dates:

          (a) The Annual Report on Form 10-K for the fiscal year ended September 30, 1994.

          (b) Quarterly Report on Form 10-Q for the quarter ended December 31, 1994.

          (c) Quarterly Report on Form 10-Q for the quarter ended March 31,
     1995.

          (d) Quarterly Report on Form 10-Q, as amended by Form 10-Q/A, for the quarter ended June 30, 1995.

          (e) Current Reports on Form 8-K dated November 8, 1994, February 2, March 8, May 2, May 15 and May 17, 1995.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering or offerings of the first mortgage bonds, designated as Secured Medium-Term Notes, Series C (the "Notes") offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of any such person, a copy of any or all documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to James P. Torgerson, Senior Vice President-Finance, Planning and Development, by mail at Washington Natural Gas Company, P.O. Box 1869, 815 Mercer Street, Seattle, Washington 98111, or by telephone at (206) 622-6767.

                                  THE COMPANY

GENERAL

     Washington Natural Gas Company, a Washington corporation, is a wholly-owned subsidiary of Washington Energy Company, a Washington corporation. The Company is engaged in the retail distribution and sale of natural gas to more than 465,000 customers in the Puget Sound area of the State of Washington. The Company's executive office is located at 815 Mercer Street, Seattle, Washington 98109. The telephone number is (206) 622-6767.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges of the Company for the fiscal years ending September 30, 1994, 1993, 1992, 1991 and 1990, were 0.54, 2.10, 1.61,
2.67 and 2.18, respectively, and for the nine months and twelve months ending June 30, 1995, were 2.82 and 1.89, respectively. For the purpose of computing the Company's ratios of earnings to fixed charges, "earnings" are defined as the sum of the Company's net income from continuing operations, federal income taxes and fixed charges. "Fixed charges" consist of interest on debt, amortization of debt premium, discount and expense, and such portion of rentals as are estimated to be representative of the interest factor in the particular case.

                                USE OF PROCEEDS

     The net proceeds to be received by the Company from time to time from the issuance and sale of the Notes will initially become part of the general funds of the Company and will be used to repay all or a portion of the Company's outstanding short-term borrowings incurred for the Company's construction program or for sinking fund redemptions on, or payments due on maturity of, its long-term debt securities and for other corporate purposes.

     As of June 30, 1995, the Company had $10 million of short-term debt outstanding at market rates and $330.2 million of long-term debt outstanding consisting of first mortgage bonds maturing between 1995 and 2022, and bearing interest rates ranging from 6.07% to 10.25%. Sinking fund requirements and maturities of the Company's outstanding first mortgage bonds aggregate $65.3 million for the period July 1, 1995 through September 30, 1997.

     The Company's construction program is primarily related to the addition of new customers to the gas distribution system. Capital expenditures for the fiscal years ending September 30, 1995 through September 30, 1997 are estimated at approximately $80 million to $90 million each fiscal year, assuming the average number of the Company's customers continues to grow at the rate of approximately 4% per year.

                      DESCRIPTION OF FIRST MORTGAGE BONDS,
                      SECURED MEDIUM-TERM NOTES, SERIES C

     The Notes are to be issued under an Indenture of First Mortgage (the "Indenture") between the Company and Harris Trust and Savings Bank, Chicago, Illinois, as trustee (the "Trustee"), dated as of April 1, 1957, as supplemented and modified by twenty-nine supplemental indentures heretofore executed by the Company, or its predecessor company, Washington Natural Gas Company, a Delaware corporation, and as supplemented by a thirtieth supplemental indenture, dated as of August 15, 1995 (the "Thirtieth Supplemental Indenture") (the Indenture as so supplemented being referred to as the "Mortgage").

     As described herein, first mortgage bonds, including the Notes now or hereafter issued under the Mortgage, are sometimes referred to as the "Bonds". The statements herein concerning the Notes, the Bonds and the Mortgage are summaries, do not purport to be complete and are qualified in their entirety by express reference to the Bonds and to the instruments constituting the Mortgage, which are filed as exhibits to the registration statement of which this Prospectus is a part. Reference is also made to the Mortgage for further information including definitions of certain terms used herein. References herein to sections and articles are to sections and articles of the Indenture unless otherwise specified.

GENERAL DESCRIPTION OF THE NOTES

     The Notes are limited to an aggregate principal amount of $150,000,000. The Notes are to be issued as a series of Bonds under the Mortgage. The Notes will be equally and ratably secured with other Bonds issued or to be issued under the Mortgage.

     Each Note will be issued initially as either a Global Note (as defined below) or a Certificated Note, in either case in fully registered form without coupons. Except as set forth below under the caption "Book-Entry Notes", holders of Book-Entry Notes will not be entitled to individual Certificated Notes. See "Book-Entry Notes".

     The Notes will be offered on a continuous basis with varying maturities as selected by the purchaser and agreed to by the Company. The Notes may be subject to redemption prior to maturity at the price or prices specified in the applicable Pricing Supplement. Each Note will bear interest at a fixed rate specified in the applicable Pricing Supplement.

     Unless otherwise specified in a Pricing Supplement, the authorized denominations of the Notes will be $100,000 and any amount in excess thereof which is an integral multiple of $1,000.

     The Pricing Supplement relating to each Note will describe the following terms: (1) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the "Issue Price"); (2) the date on which such Note will be issued (the "Original Issue Date"); (3) the date on which such Note will mature (the "Maturity Date"); (4) the rate per annum at which such Note will bear interest; and (5) provisions, if any, relating to the optional redemption of such Note prior to the Maturity Date.

PAYMENT OF PRINCIPAL AND INTEREST ON THE NOTES

     Until the Notes are paid or payment thereof is provided for, the Company will, at all times, maintain a paying agent for the Notes. The Company has initially appointed Harris Trust and Savings Bank, Chicago, Illinois, as its Paying Agent. The Company will notify the holders of the Notes in accordance with the Mortgage of any change in the Paying Agent or its address. Unless otherwise specified in the applicable Pricing Supplement, principal and any premium and interest payable at maturity or upon earlier redemption in respect of any Note will be paid in immediately available funds upon surrender of such Note at the office of the Paying Agent.

     Any payment required to be made in respect of a Note on a date that is not a business day need not be made on such date, but may be made on the next succeeding business day with the same effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

     Each Note will bear interest from its Original Issue Date at the rate per annum stated on the face thereof until the principal amount thereof is paid or made available for payment. Interest on each Note will be payable semi-annually on each December 15 and June 15 (each an "Interest Payment Date") and at maturity or upon earlier redemption; provided, however, that the first payment of interest on any Note with an Original Issue Date between a Record Date (as defined below) and an Interest Payment Date will be made on the second succeeding Interest Payment Date after the Original Issue Date. Each payment of interest on an Interest Payment Date shall include interest accrued to but excluding such Interest Payment Date.

     Interest payable on any Interest Payment Date will be paid to the person in whose name a Note is registered at the close of business on the Record Date next preceding such Interest Payment Date and shall be computed on the basis of a 360-day year of twelve 30-day months; provided, however, that interest payable at maturity or upon earlier redemption will be payable to the person to whom principal shall be payable. The "Record Date" with respect to any Interest Payment Date shall mean (a) the close of business on the November 30 next preceding a December 15 Interest Payment Date or the May 31 next preceding a June 15 Interest Payment Date as the case may be (or the preceding business day if a holiday or other day on which the principal corporate trust office of the Trustee is closed), or (b) in case of failure by the Company to pay interest when due, a subsequent record date fixed by the Company, by not less than 10 days' written notice to Bondholders, which is not more than 30 days or less than 5 days prior to the date fixed for the payment of such interest, for determination of holders entitled to payment of such interest; provided, however, that such provision for establishment of a subsequent record date shall in no way affect the rights of Bondholders or of the Trustee consequent on any default.

REDEMPTION AND REPURCHASE OF THE NOTES

     The Pricing Supplement relating to each Note will indicate whether and under what circumstances such Note will be redeemable by the Company prior to maturity and the redemption price or prices including premiums, if any, applicable thereto. The Notes will not be subject to any sinking fund requirements. The Company may redeem any of the Notes which by their terms are redeemable either in whole or, from time to time, in part. If less than all of the Notes with like tenor and terms are to be redeemed, the principal amount of Notes to be redeemed shall be prorated in units of $100,000 each among the holders of the Notes in the proportion that their respective holdings bear to the aggregate principal amount of Notes outstanding on the date of selection (Section 1.02 of the Thirtieth Supplemental Indenture).

     The Notes must be redeemed as a whole at 100% of the principal amount thereof, plus interest accrued thereon to the redemption date, by application of cash deposited with the Trustee in connection with the sale or taking of all or substantially all of the property of the Company by or pursuant to the direction of any governmental entity (Sections 7.04 and 8.05 of the Indenture and Section
1.02 of the Thirtieth Supplemental Indenture).

     The Notes may also be redeemed as a whole at any time, or in part from time to time, at the option of the Company, upon payment of 100% of the principal amount thereof, without premium, plus interest accrued thereon to the redemption date, through the application of cash transferred to the Trustee for deposit into the renewal fund established under the Mortgage (Section 4.04 of the Indenture and Sections 1.02 and 1.03 of the Thirtieth Supplemental Indenture).

     In the case of any redemption of Notes, notice thereof shall be given by the Trustee to the holders of the Notes being redeemed not less than 30 days nor more than 60 days prior to the date of such redemption.

     The Company may at any time purchase Notes at any price in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, may be surrendered to the Trustee for cancellation.

DIVIDEND RESTRICTIONS

     So long as any of the Notes remain outstanding the Company shall not directly or indirectly (1) declare or pay any dividend (other than dividends payable in Common Stock of the Company) or declare or make any other distribution on any shares of its Common Stock, or (2) make, or permit any subsidiary to make, any expenditures for the purchase, redemption or other retirement for a consideration of any shares of capital stock of the Company (other than in exchange for, or from the net cash proceeds of, other new shares of capital stock of the Company and other than any shares of any class of stock ranking as to dividends or assets prior to the Common Stock of the Company required to be purchased, redeemed or otherwise retired for any sinking fund or purchase fund for such class of stock), if the aggregate amount of all such dividends, distributions and expenditures made since September 30, 1994, would exceed the aggregate amount of the net income of the Company accumulated after September 30, 1994, plus the sum of $20,000,000. The Company also will not, directly or indirectly, reclassify or otherwise convert its Common Stock into any stock preferred over Common Stock as to dividends or upon liquidation (Section 1.04 of the Thirtieth Supplemental Indenture).

BOOK-ENTRY NOTES

     Notes may be issued as one or more global notes (each a "Global Note") each of which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") or such other depositary as is specified in the Pricing Supplement (the "Depositary") relating to such Notes, and registered in the name of a nominee of the Depositary. Beneficial interests in such Global Note are referred to herein as "Book-Entry Notes".

     All Book-Entry Notes having the same Original Issue Date, Maturity Date, redemption provisions, and interest rate will be represented by a single Global Note. Book-Entry Notes will not otherwise be issuable in definitive form.

     Upon the issuance of a Global Note, the Depositary for such Global Note or its nominee will credit the accounts of persons held with it with the respective principal amounts of the Book-Entry Notes represented by such Global Note. Such amounts shall be designated by the Agents with respect to such Book-Entry Notes. Ownership of Book-Entry Notes will be limited to persons that have accounts with the Depositary or its nominee ("participants") or persons that may hold such Book-Entry Notes through participants. Ownership of Book-Entry Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to participants) and on the records of participants (with respect to persons other than participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer ownership of Book-Entry Notes.

     So long as the Depositary for a Global Note, or its nominee, is the registered owner of such Global Note, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of such Global Note for all purposes under the Mortgage. Except as provided below, owners of Book-Entry Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form, will not be given notices by the Trustee and will not be considered the owners or holders thereof under the Mortgage. DTC will be expected to forward (or cause to be forwarded) any notice given to registered owners of the Notes by the Trustee to the participants by DTC's usual procedures, and as appropriate such participants may forward (or cause to be forwarded) the notices to the owners of the Book-Entry Notes.

     Principal, premium, if any, and interest payments on Book-Entry Notes represented by a Global Note registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of such Global Note.

     Neither the Company, the Trustee, any authenticating agent nor any paying agent will have any responsibility or liability for any aspect of the records or notices relating to, or payments made on account of, Book-Entry Notes or for maintaining, supervising or reviewing any records relating to such Book-Entry Notes.

     For every transfer and exchange of Global Notes, the owners of the related Book-Entry Notes may be charged a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in relation thereto. The Company, the Trustee and the Paying Agent cannot and do not give any assurances that DTC or any other Depositary, the participants or others will distribute payments in respect of Global Notes paid to DTC, any other Depositary or their respective nominees, as the registered owners of such Global Notes, or give any redemption or other notices, to the owners of Book-Entry Notes, or that they will do so on a timely basis or that DTC or any other Depositary will serve and act in the manner described in this Prospectus.

     If a Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company shall execute and the Trustee, upon receipt of the Company order for the authentication and delivery of Notes, shall authenticate and deliver, Certificated Notes in exchange for outstanding Global Notes registered in the name of such Depositary. Such Certificated Notes shall have the same Original Issue Date, Maturity Date, interest rate, redemption provisions and all other terms as, and shall be in an aggregate principal amount equal to the principal amount of, the Global Note in exchange for which such Certificated Notes are being issued. Certificated Notes issued in exchange for a Global Note shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee will deliver such authenticated Certificated Notes to the Depositary for delivery to the persons in whose names such Certificated Notes are so registered, or if the Depositary shall refuse or be unable to deliver such Notes, the Trustee will deliver such Notes to the persons in whose names such Notes are registered, unless otherwise agreed upon between the Trustee and the Company. In any such instance, an owner of a beneficial interest in such a Global Note will be entitled to physical delivery in definitive form of Certificated Notes equal in principal amount to such beneficial interest and to have such Certificated Notes registered in its name. Further, if at any time the Company agrees with respect to any Book-Entry Notes, an owner of Book-Entry Notes may, on terms acceptable to the Company and the Depositary, receive Certificated Notes in definitive form in lieu of such Book-Entry Notes.

     DTC has advised the Company and the Agents as follows:

          DTC will act as depositary for the Global Notes. The Global Notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee).

          DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

          Purchases of Book-Entry Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Notes on DTC's records. The ownership interest of each actual purchaser of each Book-Entry Note ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Global Notes, except in the event that use of the book-entry system for the Notes is discontinued.

          To facilitate subsequent transfers, all Global Notes deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Global Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Book-Entry Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Neither DTC nor Cede & Co. will consent or vote with respect to Global Notes. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

          Principal and interest payments on the Global Notes will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trustee, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

          DTC may discontinue providing its services as securities depositary with respect to the Global Notes at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, Certificated Notes are required to be printed and delivered.

          The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Certificated Notes will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from DTC and is believed by the Company to be reliable. The Company takes no responsibility, however, for the accuracy thereof.

                            DESCRIPTION OF MORTGAGE

     In addition to the information concerning the Notes described above under the heading "DESCRIPTION OF FIRST MORTGAGE BONDS, SECURED MEDIUM-TERM NOTES, SERIES C", the following information is applicable to the Notes as well as to all other Bonds.

RENEWAL FUND

     The Company will pay cash and/or deliver Bonds (taken at the principal amount thereof) to the Trustee for deposit into a renewal fund on or before May 1 of each calendar year in an amount equal to the greater of,

          (a) The aggregate amount of the minimum provision for depreciation (i.e., an amount computed at the rate of 2% per annum, or such other rate as may be permitted or required by the Washington Utilities and Transportation Commission, currently 3.6% per annum, of the book value of depreciable gas utility property subject to the lien of the Mortgage and not to prior liens) from March 1, 1957, to the end of the next preceding calendar year, or

          (b) The aggregate amount of retirements for the same period, in excess of the greater of,

          (c) The aggregate amounts for the minimum provision for depreciation or retirements, whichever is greater, shown in the next preceding Renewal Fund certificate filed with the Trustee pursuant to the requirements of
     Section 4.04 of the Mortgage, or

          (d) The aggregate amounts for the minimum provision for depreciation or retirements, whichever is greater, shown in the latest certificate of available net additions delivered to the Trustee pursuant to Section 2.01 of the Indenture, less the aggregate amount of Bonds retired by sinking fund operations, not theretofore used as a credit on account of the Renewal Fund in previous Renewal Fund certificates. The Renewal Fund obligation may be satisfied in whole or in part by credits consisting of unfunded property additions and/or unfunded Bond credits.

     Any cash deposited in the Renewal Fund, if and to the extent that the Company at the time does not have property additions available for use as a credit to satisfy such Renewal Fund obligation, may, upon the written order of the Company, be applied by the Trustee to the redemption of Notes and substantially all other Bonds or, if not so applied pursuant to the provisions of the Mortgage, to the retirement of Bonds.

SECURITY AND PRIORITY

     The Notes will be secured equally and ratably with all other Bonds issued under the Mortgage by a valid and direct first Mortgage lien on all "gas utility property" of the Company. As defined in the Mortgage, "gas utility property" includes property owned and subsequently acquired by the Company which is located in the State of Washington or any contiguous state and which is used by or useful to the Company in the business of furnishing, purchasing, storing, manufacturing, utilizing, transmitting, supplying, liquefying, distributing and/or disposing of gas, whether manufactured, natural or liquefied petroleum gases or a mixture of any of these, for heat, light, power, or refrigeration or any other use, or in any business which is incidental thereto, including, without limiting the generality of the foregoing, all properties necessary or appropriate for furnishing, purchasing, storing, manufacturing, utilizing, transmitting, supplying, liquefying, distributing, and/or disposing of gas, together with betterments, improvements, additions, replacements, or alterations of, upon and to such property of the Company and equipment and appliances installed as a part of the operating property of the Company. The term "gas utility property" does not include property excepted from the lien of the Mortgage (further described below), gas rights in and under oil and/or gas leases and rights and interests or royalties therein, all gas acreage and all equipment, appliances and other property used for the drilling for and production of natural gas, including rigs, drilling and cleaning equipment and all pipe, casing, tubing and other materials in the gas wells inclusive of the outlet valve connecting with the transmission system (Section 1.27). The direct first Mortgage lien attaches to (i) substantially all of the properties (real, personal and mixed) and franchises, permits and similar rights now owned or hereafter acquired by the Company, and all renewals, replacements, additions, improvements, developments, extensions and enlargements hereafter made, constructed or acquired by the Company to, of or upon any or all such property, and all property used thereby or useful therefor or incidental thereto or connected therewith now or at any time hereafter subject to the lien of the Mortgage, subject, however, to permitted encumbrances (Granting Clause VI and Section 1.39) and certain minor exceptions (none of which permitted encumbrances or minor exceptions, in the opinion of the Company, materially interferes with the conduct of its business or materially affects the holders of the Bonds) and
(ii) the Company's gas purchase contracts (Section 9.14 of the Indenture and Article Two of the Seventh Supplemental Indenture).

     The term "permitted encumbrances" means any of the following: (1) liens for taxes, assessments or governmental charges for the current year or not then delinquent; liens for workmen's compensation awards and mechanics', laborers', materialmen's and similar liens not then delinquent; and liens whose validity the Company is contesting in good faith by appropriate legal proceedings, as long as no forfeiture, of any part of the trust estate results therefrom; (2) liens and charges incidental to construction or current operation which have not been asserted or the payment of which has been adequately secured or which, in the opinion of counsel, are insignificant in amount; (3) liens existing, securing obligations neither assumed by the Company nor on account of which it customarily pays interest directly or indirectly, upon or relating to real estate acquired by the Company for substation or compressor station purposes, or transmission, distribution or other right-of-way purposes; (4) any right which the United States of America or any municipal or governmental body or agency may have by virtue of any franchise, license, contract or statute to recapture or to purchase, or designate a purchaser of, or order the sale of any property of the Company upon payment of reasonable compensation therefor, or to terminate any franchise, license or other rights before the expiration date thereof or to regulate the property and business of the Company; (5) the lien of judgments covered by insurance, or upon appeal and covered by supersedeas bond, or if not so covered not exceeding $200,000 in the aggregate amount; (6) easements or reservations in respect of any property of the Company for the purpose of roads, pipe lines, gas transmission and distribution lines or other rights-of-way, zoning ordinances, regulations, reservations, restrictions, covenants, party wall agreements, conditions of record and other encumbrances (other than to secure the payment of money), none of which in the opinion of counsel interfere with the proper operation and development of the property affected thereby; (7) any lien or encumbrance, moneys sufficient for the discharge of which have been deposited in trust with irrevocable authority to the trustee to apply such money to the discharge of such lien or encumbrance to the extent required for such purpose;
(8) any exceptions described in the legal description of the mortgaged property originally conveyed to the Trustee under the Indenture, and, with respect to any property acquired subsequent thereto, any terms conditions, agreements, covenants, exceptions and reservations which, in the opinion of counsel, will not materially adversely affect the trust estate or the operation thereof by the Company; (9) any lien reserved as security for rent or for compliance with other provisions of the lease in the case of any leasehold estate; and (10) the lien of the Mortgage (Section 1.39).

     The Mortgage permits the Company to acquire gas utility property subject to prior liens, but such property shall not be deemed to be "property additions" under the Mortgage unless and until such prior lien is paid. At such time as title to such property shall vest in the Company free and clear of such prior lien, then such property shall be subject to the lien of the Mortgage as a first mortgage, subject only to the permitted encumbrances and minor exceptions referred to above (Sections 1.28, 9.07 and 9.10). The Mortgage requires that there shall be subjected to the lien thereof (except as to property of the character expressly excepted and subject to certain limitations in cases of mergers and consolidations) all property which the Company may hereafter acquire (Granting Clauses and Sections 9.06 and 14.04).

     At June 30, 1995, the Company had total assets of $878,640,000, of which approximately 87% was comprised of "gas utility property" subject to the lien of the Mortgage.

     Notwithstanding the foregoing, there are excepted from the lien of the Mortgage (1) cash, contracts (except contracts for the purchase of natural gas), shares of stock, bonds, notes, evidences of indebtedness and other securities, bills, notes and accounts receivable, other choses in action, conditional sales contracts or agreements and appliance rental or lease agreements (other than any of the foregoing which are by the express provisions of the Mortgage subjected or required to be subjected to the lien thereof), (2) all gas or liquid hydrocarbons in pipelines and in storage, (3) all equipment, pipe, materials and supplies not installed as part of the fixed property of the Company, including materials held for consumption in the Company's business, and supplies acquired by the Company for use in the ordinary course and conduct of its business, (4) all goods, wares, merchandise, appliances, gas and other products manufactured, generated, produced, purchased or acquired for the purpose of sale, lease or distribution in the ordinary course of business, and gas, oil, coal and other minerals and other products, fuel and other personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the plants or systems of the Company,
(5) timber, oil, gas and other minerals lying or being on, within or under any land subject to the lien of the Mortgage, (6) office furniture, equipment and supplies, (7) aircraft, automobiles, trucks and similar vehicles together with all equipment necessary to the operation and maintenance thereof, (8) the last day of the term of each leasehold estate, whether falling within a general or particular description of property in the Mortgage, (9) all leasehold interests, permits, licenses, franchises and rights which are intended by the Mortgage to be granted, conveyed, mortgaged, pledged, transferred or assigned, but as to which grant, conveyance, mortgage, pledge, transfer or assignment (A) a consent from another party is required and such consent is not, after reasonable effort, secured, or (B) the Trustee would be subjected to a liability not otherwise contemplated by the provisions of the Mortgage, (10) all other property which is not gas utility property (unless specifically subjected or required to be subjected to the lien of the Mortgage), and (11) all property owned by a successor corporation immediately prior to the time of any consolidation, merger, sale, conveyance or transfer of the Company's property to such successor corporation, and/or any property owned by any other corporation merged or consolidated into or with, or the property of other corporations which is sold, conveyed or transferred to, such successor corporation, and/or property thereafter acquired by the successor corporation, except substitutions, replacements, additions, betterments, developments, extensions and enlargements to, of or upon the property owned by the Company at the time of such consolidation, merger, sale, conveyance or transfer (Granting Clauses and Article XIV).

ISSUANCE OF ADDITIONAL BONDS AND WITHDRAWAL OF CASH DEPOSITED AGAINST SUCH ISSUANCE

     The principal amount of Bonds issuable under the Mortgage is not limited except as restricted by provisions of the Mortgage or by law (Section 3.01). Bonds may be issued in an aggregate principal amount not exceeding (1) 60% of the amount of unfunded net additions being funded as the basis thereof (Section 5.03); (2) an amount of cash deposited with the Trustee equal to the aggregate principal amount of the Bonds to be issued (Section 5.04); and/or (3) 100% of unfunded Bond credits being funded as the basis thereof (Section 5.05). With certain exceptions, the issuance of Bonds is subject to net earnings available for interest being at least 2.0 times the aggregate of the annual interest requirements on all Bonds and prior lien indebtedness to be outstanding (Section 1.41) and 1.75 times the aggregate of the annual interest charges on all indebtedness of the Company to be outstanding immediately after such incurrence (Section 1.05 of the Thirtieth Supplemental Indenture). Cash deposited with the Trustee is withdrawable in an amount up to, but not exceeding 60% of unfunded net additions in the case of moneys on deposit with the Trustee for the purpose described in clause (2) of this paragraph, and 100% of the amount of unfunded net additions being funded for such purpose, in the case of any other trust moneys, and 100% of unfunded Bond credits being funded for such purpose (Sections 8.02 and 8.03).

     The amount of unfunded net additions available for the issuance of Bonds, as of June 30, 1995, was $143,179,000.

MODIFICATIONS OF MORTGAGE

     The Company and the Trustee with the consent of the holders of 66 2/3% of the principal amount of Bonds outstanding, including 66 2/3% of each series affected, may enter into supplemental indentures modifying the Mortgage; provided, however, that no such supplemental indenture shall (1) without the consent of the holder of each Bond affected, extend the maturity of, reduce the rate or extend the time of payment of interest on, reduce the amount of principal of or reduce any premium payable on redemption of, the Bonds or (2) without the consent of the holders of all Bonds outstanding, permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Mortgage, or alter the equal and proportionate security afforded by the lien of the Mortgage or reduce the number or percentage of the principal amount of Bonds the consent of the holders of which is required to approve any supplemental indenture (Section 18.02).

THE TRUSTEE

     The direction of the holders of not less than a majority in aggregate principal amount of the Bonds outstanding is necessary to (1) require the Trustee to proceed to enforce the lien of the Mortgage (in the case of an event of default), either by suit at law or in equity for the enforcement of the payment of the Bonds then outstanding and for the foreclosure of the Mortgage and for the sale of the trust estate under the judgment or decree of a court of competent jurisdiction, or at the election of the Trustee by exercise of its powers with respect to entry or sale, and (2) direct and control the time, method and place of conducting any and all proceedings for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under the Mortgage, but under certain circumstances the Trustee is not required to act if it shall be advised by counsel that the action or proceeding so directed may not be lawfully taken or if the Trustee in good faith shall by responsible officers determine that the action or proceeding so directed would involve it in personal liability or be unjustifiably prejudicial to the non-assenting Bondholders, or that the Trustee will not be sufficiently indemnified for any expenditures in such action or proceeding (Section 12.20).

DEFAULTS AND NOTICE

     An event of default under the Mortgage is defined as (1) failure to pay the principal and premium when due in respect of any Bond, (2) failure to pay interest on any Bond for 10 days after becoming due, (3) failure to satisfy any sinking, renewal, improvement, maintenance or depreciation fund obligation for 30 days after such obligation shall have become due, (4) failure for 30 days after notice to observe other covenants, agreements or conditions contained in the Mortgage or in any of the Bonds, (5) filing by the Company of a petition in bankruptcy or for reorganization or for an arrangement or any composition, readjustment, liquidation, dissolution or similar relief pursuant to federal bankruptcy law or the law of any other jurisdiction, or the consent by the Company to the appointment of or taking possession by a receiver, or other similar official, of the Company or of all or any substantial part of its property, or the making by the Company of an assignment for the benefit of its creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due or the taking by the Company of any corporate action in furtherance of the foregoing, (6) filing of a petition or answer proposing the adjudication of the Company as a bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief with respect to the Company pursuant to the federal bankruptcy law or the law of any other jurisdiction, and the consent by the Company to, or acquiescence by the Company in the filing thereof, or the failure of such petition or answer to be discharged or denied within 60 days after the filing thereof, (7) rendering by a court of a decree or order (i) for the appointment of a receiver or similar official of the Company or of all or any substantial part of its property, or for winding up or liquidation of its affairs, and such decree is undischarged and unstayed for a period of 60 days, or (ii) for the sequestration or attachment of any property of the Company without its return to the possession of the Company or its release within 60 days thereafter, (8) failure to pay any part of the principal of, premium, if any, or interest on, or any other payment of money due under any indebtedness (other than the Bonds) of the Company in an aggregate outstanding amount of $500,000 or more, or the failure by the Company to perform or observe any other agreement, term or condition contained in any document evidencing or securing such indebtedness, if the effect of such failure is to cause, or to permit the holders of such indebtedness to cause, or permit any other party to such indebtedness to cause, any payment in respect of such indebtedness to become due prior to its due date, and (9) rendering of a judgment against the Company in excess of $100,000 for any obligation of the Company and its continuance unsatisfied or unstayed for 90 days (Section 12.01 and Article IV of the Twenty-second Supplemental Indenture).

     The Mortgage does not require the filing with the Trustee of any periodic evidence as to the absence of default or as to compliance with the terms of the Mortgage.

REPORTS

     The Mortgage requires periodic inspection and reports by an independent engineer as to maintenance of all property subject to the lien of the Mortgage (Section 9.08).

     The Company is required to file with the Trustee annual statements of income and earned surplus and balance sheets certified by an independent public accountant or firm of independent accountants not later than 120 days after the expiration of each fiscal year (Section 9.13).

                       PLAN OF DISTRIBUTION OF THE NOTES

     The Notes are being offered on a continuous basis by the Company through Goldman, Sachs & Co.; Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated; and Smith Barney Inc. (each, an "Agent", and collectively, the "Agents"), each of whom has agreed to use its reasonable efforts to solicit offers to purchase the Notes. The Company will pay each Agent a commission of
 .125% to 1.000% of the principal amount of each Note sold through such Agent, depending upon the maturity of the Note. The Company may sell Notes to any of the Agents acting as principal, at a negotiated discount for resale to investors or other purchasers at varying prices related to prevailing market prices at the time of resale, to be determined by such Agent or, if so agreed, at a fixed public offering price. The Company has agreed to reimburse the Agents for certain expenses in connection with the offering of the Notes.

     The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. The Agents will have the right, in their discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by them. The Company reserves the right to withdraw, cancel or modify the offer without notice.

     In addition, the Agents may offer Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in an applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of the discount to be received by such Agent from the Company. Unless otherwise indicated in an applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity, and may be resold by the Agent to investors and other purchasers from time to time as described above. After the initial public offering of Notes to be resold to investors and other purchasers, the public offering price (in the case of a fixed price public offering), concession and discount may be changed.

     Payment of the purchase price of the Notes will be required to be made in immediately available funds in New York, New York on the date of settlement.

     The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under such Act, or to contribute to payments the Agents may be required to make in respect thereof.

     Each of the Agents may from time to time purchase and sell Notes in the secondary market, but is not obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, each of the Agents may make a market in the Notes. The Notes will not be listed for trading on any securities exchange.

     The Agents and affiliates thereof engage in transactions with and perform services for the Company in the ordinary course of business.

                             VALIDITY OF THE NOTES

     The validity of the Notes to be offered will be passed upon for the Company by Riddell, Williams, Bullitt & Walkinshaw, Seattle, Washington, and for the Agents by Sullivan & Cromwell, New York, New York. Sullivan & Cromwell will rely as to all matters of Washington law upon the opinion of Riddell, Williams, Bullitt & Walkinshaw. The opinions of Riddell, Williams, Bullitt & Walkinshaw and Sullivan & Cromwell will be conditioned upon, and subject to certain assumptions regarding, future action required to be taken by the Company and the Trustee in connection with the issuance and sale of any particular Note, the specific terms of Notes and other matters which may affect the validity of Notes but which cannot be ascertained on the date of such opinions.

                                    EXPERTS

     The financial statements and schedules included in the Company's Annual Report on Form 10-K for the year ended September 30, 1994, incorporated by reference in this prospectus, and the financial statements from which the five-year selected financial data included in that Annual Report have been derived, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto. Such financial statements, schedules and five-year selected financial data incorporated in this prospectus have been incorporated by reference herein in reliance upon the authority of said firm as experts in matters of accounting and auditing in giving said report.

------------------------------------------------------
------------------------------------------------------

  NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS (INCLUDING ANY ACCOMPANYING PRICING SUPPLEMENT) IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY OF THE AGENTS. THIS PROSPECTUS (INCLUDING ANY ACCOMPANYING PRICING SUPPLEMENT) DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS (INCLUDING ANY ACCOMPANYING PRICING SUPPLEMENT) NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                            ------------------------
                               TABLE OF CONTENTS

                                       PAGE
                                       -----
                 PROSPECTUS
Available Information................      2
Incorporation of Certain Documents by
  Reference..........................      2
The Company..........................      3
Ratio of Earnings to Fixed Charges...      3
Use of Proceeds......................      3
Description of First Mortgage Bonds,
  Secured Medium-Term Notes, Series
  B..................................      3
Description of Mortgage..............      8
Plan of Distribution of the Notes....     13
Validity of the Notes................     14
Experts..............................     14

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                  $150,000,000

                               WASHINGTON NATURAL

                                  GAS COMPANY

                      SECURED MEDIUM-TERM NOTES, SERIES C
                       (A SERIES OF FIRST MORTGAGE BONDS)

                           DUE AT VARYING MATURITIES

                               FROM DATE OF ISSUE

                            -----------------------

                                   PROSPECTUS

                            -----------------------
                              GOLDMAN, SACHS & CO.

                              MERRILL LYNCH & CO.

                               SMITH BARNEY INC.
------------------------------------------------------
------------------------------------------------------

                         WASHINGTON NATURAL GAS COMPANY

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

        Securities and Exchange Commission fees..........................  $ 51,725
        Printing fees....................................................    50,000
        Trustee fees (including counsel fees)............................    10,000
        Legal fees and expenses..........................................   130,000
        Blue Sky fees and expenses.......................................    10,000
        Rating agencies fees.............................................    50,000
        Independent public accountants fees..............................    50,000
        Miscellaneous....................................................     8,275
                                                                           --------
                  Total..................................................  $360,000
                                                                           ========

---------------

*Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Washington Business Corporation Act (Title 23B RCW, Chapter 165, Laws of 1989) (the "Act") provides that under certain circumstances a corporation may indemnify any person for any judgment, settlement, penalty, fine and reasonable expenses (including attorneys' fees) incurred in connection with a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in which such person is made, or threatened to be made, a defendant or respondent by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation.

     Article IX of the Company's Bylaws provides that the Company shall indemnify each person that was, is, or is threatened to be made a party to, or is otherwise involved in any actual or threatened proceeding by reason of the fact that he or she is or was a director or officer of the Company, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered in connection with such participation or involvement, provided that no such indemnification is permitted if the Company is prohibited from paying such indemnification by the applicable provisions of the Act or any other applicable law then in effect. The Bylaws further provide that the right of indemnification includes the right to be paid by the Company for the expenses incurred in defending any proceeding in advance of its final disposition, provided that (1) the person seeking indemnification submits an agreement to repay all amounts so advanced if it shall be ultimately determined that he or she is not entitled to be indemnified, and (2) such person either delivers a written affirmation that he or she has met the standard of conduct necessary for indemnification or a determination that he or she has met such standard of conduct, as may be permitted or required by the Act or other applicable law.

     Under Section 23B.08.510 of the Act, a corporation generally has the power to indemnify a director (or former director) if (a) he or she conducted himself in good faith and (1) in the case of conduct in his or her own official capacity with the corporation, he or she reasonably believed his or her conduct to be in the corporation's best interest, or (2) in all other cases, he or she reasonably believed his or her conduct to be at least not opposed to the corporation's best interests; and (b) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Act further provides that a director shall not be indemnified in connection with a proceeding by or in the right of the corporation in which he or she was adjudged liable to the corporation, or with respect to any other proceeding charging improper personal benefit to the director, whether or not involving action in his or her official capacity, in which he or she shall have been adjudged to be liable on the basis that he or she improperly received personal benefit. In the case of a proceeding by or in the right of the corporation, indemnification is limited by the Act to reasonable expenses incurred in connection with the proceeding. The Act further provides that no indemnification of a director or former director shall be made by the corporation under Section 23B.08.510 of the Act unless authorized in a specific case after a determination that indemnification of the director is permissible in the circumstances because he or she has met the standard of conduct set forth in such section. This determination is to be made
(a) by the board of directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding in question; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not at the time parties to such proceeding; (c) in the opinion of special legal counsel; or (d) by the shareholders.

     The Act further provides that, unless limited by the Company's Articles of Incorporation, the Company shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. The Company's Articles of Incorporation do not limit the application of this section of the Act.

     Under certain circumstances a court may order indemnification of a director by a corporation even though the standards set forth above may not have been met.

     The Act further provides that a corporation has the power to indemnify an officer who is not a director (as well as employees and agents of the corporation who are not directors) to the same extent that it may indemnify directors and to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract. Therefore, indemnification of officers who are not directors under the Company's Bylaws is not subject to the same specific limitations and standards of conduct as set forth above with respect to indemnification of directors.

     If a corporation indemnifies or advances expenses to a director under certain sections of the Act in connection with a proceeding by or in the right of the Company, the Company shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

     Officers and directors of the Company are covered by a policy of insurance maintained by the Company which (with certain exceptions and within certain limitations) indemnifies them against loss and liabilities arising from any alleged "wrongful act" including an alleged error or misstatement or misleading statement or wrongful act or omission or neglect or breach of duty.

     The Company's Amended and Restated Articles of Incorporation provide, as permitted by the Act, that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for conduct as a director, except for liability for (1) any acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director; (2) any conduct that violates Section 23B.08.310 of the Act (pertaining to unpermitted distributions to shareholders or loans to directors); or (3) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

ITEM 16.  LIST OF EXHIBITS

     See Exhibit Index on page II-6.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in this registration statement;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless such information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned in his or her capacity as director or officer, or both, as the case may be, of Washington Natural Gas Company, does hereby appoint William P. Vititoe, James P. Torgerson and Marion V. Larson, and each of them severally, his or her true and lawful attorneys or attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer or both, as the case may be, of said Company, this Registration Statement and any and all amendments and post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have the power to act hereunder with or without any other of said attorneys, and shall have full power of substitution and resubstitution. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, and each of the undersigned hereby ratifies and approves the act of said attorneys and each of them.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Washington Natural Gas Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 16th day of August, 1995.

                                          WASHINGTON NATURAL GAS COMPANY

                                          By   /s/   WILLIAM P. VITITOE
                                          --------------------------------------
                                                    (William P. Vititoe,
                                                   Chairman of the Board,
                                               President and Chief Executive
                                                          Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                TITLE                   DATE
                   ---------                                -----                   ----

/s/           WILLIAM P. VITITOE                 Chairman of the Board of      August 16, 1995
--------------------------------------------       Directors (Principal
              William P. Vititoe                   Executive Officer),
                                                   President and Director

/s/           JAMES P. TORGERSON                 Senior Vice President --      August 16, 1995
--------------------------------------------       Finance, Planning and
              James P. Torgerson                   Development (Principal
                                                   Financial Officer)

/s/            ALLYN P. HEBNER                   Vice President and            August 16, 1995
--------------------------------------------       Assistant Treasurer
               Allyn P. Hebner                     (Principal Accounting
                                                   Officer)

/s/           VIRGINIA ANDERSON                  Director                      August 16, 1995
--------------------------------------------
              Virginia Anderson

/s/            ROBERT F. BAILEY                  Director                      August 16, 1995
--------------------------------------------
               Robert F. Bailey

                   SIGNATURE                                TITLE                   DATE
                   ---------                                -----                   ----
/s/             DONALD J. COVEY                  Director                      August 16, 1995
------------------------------------------
                Donald J. Covey

/s/          JOHN W. CREIGHTON, JR.              Director                      August 16, 1995
------------------------------------------
             John W. Creighton, Jr.

------------------------------------------       Director                      August   , 1995
               Robert L. Dryden

/s/            TOMIO MORIGUCHI                   Director                      August 16, 1995
------------------------------------------
               Tomio Moriguchi

/s/           SALLY G. NARODICK                  Director                      August 16, 1995
------------------------------------------
              Sally G. Narodick

                                 EXHIBIT INDEX

     Certain of the following exhibits are filed herewith. Certain other of the following exhibits have been filed heretofore with the Commission and are incorporated herein by reference.

    *1-A           Form of Agency Agreement...................................
    *4-A           Form of Thirtieth Supplemental Indenture related to First
                   Mortgage Bonds, Secured Medium-Term Notes, Series C........
     4-A.1         Indenture of First Mortgage dated as of April 1, 1957
                   (incorporated herein by reference to Washington Natural Gas
                   Company Exhibit 4-B, Registration No. 2-14307).............
     4-A.3         Sixth Supplemental Indenture dated as of August 1, 1966
                   (incorporated herein by reference to Washington Natural Gas
                   Company Exhibit to Form 8-K for month of August 1966, File
                   No. 0-951).................................................
     4-A.4         Seventh Supplemental Indenture dated as of February 1, 1967
                   (incorporated herein by reference to Washington Natural Gas
                   Company Exhibit 4-M, Registration No. 2-27093).............
     4-A.7         Twelfth Supplemental Indenture dated as of November 1, 1972
                   (incorporated herein by reference to Washington Natural Gas
                   Company Exhibit to Form 8-K for November 1972, File No.
                   0-951).....................................................
     4-A.10        Seventeenth Supplemental Indenture dated as of August 9,
                   1978 (incorporated herein by reference to Washington Energy
                   Company Exhibit 5-K.18, Registration No. 2-64428)..........
     4-A.12        Twenty-second Supplemental Indenture dated as of July 15,
                   1986 (incorporated herein by reference to Washington
                   Natural Gas Company Exhibit 4-B.20, Form 10-K, for the year ended September 30, 1986, File No. 0-951)..................
     4-A.14        Twenty-fourth Supplemental Indenture dated as of December
                   15, 1987 (incorporated herein by reference to Washington
                   Natural Gas Company Exhibit 4-B.21, Form 10-K, for the year ended September 30, 1988, File No. 0-951)..................
     4-A.15        Twenty-fifth Supplemental Indenture dated as of August 15,
                   1988 (incorporated herein by reference to Washington
                   Natural Gas Company Exhibit 4-B.22, Form 10-K, for the year ended September 30, 1988, File No. 0-951)..................
     4-A.16        Twenty-sixth Supplemental Indenture dated as of September
                   1, 1990 (incorporated herein by reference to Washington
                   Natural Gas Company Exhibit 4-B.19, Form 10-K, for the year ended September 30, 1990, File No. 0-951)..................
     4-A.17        Twenty-seventh Supplemental Indenture dated as of September
                   1, 1990 (incorporated herein by reference to Washington
                   Natural Gas Company Exhibit 4-B.20, Form 10-K, for the year ended September 30, 1990, File No. 0-951)..................
     4-A.18        Twenty-eighth Supplemental Indenture dated as of July 1,
                   1991 (incorporated by reference to Washington Natural Gas
                   Company Exhibit 4-A, Form 10-Q, for the quarter ended March
                   31, 1993, File No. 0-951)..................................
     4-A.19        Twenty-ninth Supplemental Indenture dated as of June 1,
                   1993 (incorporated herein by reference to Exhibit 4-14 of
                   Washington Natural Gas Company's S-3 Registration
                   Statement, Registration No. 33-4959).......................
    *5             Opinion of Riddell, Williams, Bullitt & Walkinshaw,
                   including consent..........................................
    *12            Statement setting forth computations of ratio of earnings
                   to fixed charges...........................................
    *23.1          Consent of Arthur Andersen LLP, independent public
                   accountants................................................
    *23.2          Consent of Riddell, Williams, Bullitt & Walkinshaw
                   (included in opinion filed as Exhibit 5 to this
                   Registration Statement)....................................

    *24.1          Power of Attorney (set forth on page II-4 of this
                   Registration Statement)....................................
    *24.2          Certified copy of resolutions of the Board of Directors
                   authorizing signature......................................
    *25.1          Statement of Eligibility of Trustee on Form T-1............

---------------

* Filed herewith